UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2019 (December 13, 2019)

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 033-33263-NY

NEVADA	62-1407521
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification Number)

30191 Avenida de Las Banderas Ste B Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip code)

(800) 605-3580

Registrant’s telephone number including area code

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Definitive Material Agreement

On December 13, 2019 (the “Issuance”), Jacksam Corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor (“the “Purchaser”).

Under the terms of the Agreement, the Company sold convertible notes (the “Notes”) to the Purchaser in an aggregate principal amount of $560,000.00.

Total proceeds to the Company, net of 10% original issue discount (“OID”), legal fees, and other related expenses were $500,000.00. As of the filing of this Current Report, the Company has received $500,000.00 of the total net proceeds from the Closing.

Maturity Date: The Notes will mature six (6) months after Issuance, subject to acceleration following default.

Coupon Rate: 15% per annum.

Pre-Payment Terms: No prepayment penalty. Accrued interest and outstanding principal, subject to adjustment, may be prepaid during the first 1-180 days from Issuance. No prepayment is permitted after the initial 180 days from Issuance. If the Notes are prepaid in full within the initial 180 days after Issuance, the Returnable Shares (as defined herein) shall be returned to the Company’s treasury.

Conversion Price: Thirty-Five Cents ($0.35).

Default Conversion Price: Sixty Percent (60%) of the lowest trading price of the Company’s Common Stock during the twenty-five (25) trading days immediately preceding Conversion Date, whichever is lower; subject to adjustment, thereafter. For the avoidance of doubt, failure to pay at maturity shall constitute an Event of Default.

Conversion Date: Any time after Issuance. Rule 144 eligible six (6) months after receipt of funding.

Returnable Shares: At Issuance, the Company shall deliver a stock certificate representing half the Purchase Price in restricted form (the “Returnable Shares”) in the name of the Purchaser (933,333 shares based on closing bid of thirty cents). The Returnable Shares will only be returned to the Company’s treasury if the Notes are prepaid in full within the initial 180 days after Issuance.

Additional Investment Rights, shares: Right of First Refusal; Anti-Dilutive Ratchet, Most Favored Nations; Transfer Agent Termination Authorization. At Issuance, the Company shall deliver a stock certificate for 186,667 of the Company’s Common Stock (10% of the face amount of the Notes, based on the closing bid of thirty cents), which shall be considered fully earned and non-returnable. Standard no shorting provision.

Legal Fees: Upon Closing, the Company will be obligated to pay the amount of $4,000.00 to Anthony P, LLC (the “Escrow Agent”), to prepare documentation and conduct due diligence for the transaction.

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ITEM 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this report is incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report is incorporated herein by reference.

The offer and sale of the Notes by the Company was exempt from registration pursuant to section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The Company did not engage in any general solicitation or advertising in connection with the offering or sale of the Notes. The Purchaser represented that such Purchaser was an accredited investor as defined in SEC Rule 501(a), has enough knowledge and experience in finance and business matters to be a sophisticated investor who is able to evaluate the risks and merits of the investment, and is able to bear the economic risk of an investment in the Notes. The Purchaser further represented that such Purchaser was purchasing the Notes for their own account and not with a view to distribution or resale and acknowledged that the Notes were restricted securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSAM CORPORATION

Dated: December 18, 2019	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

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